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                                                                 Exhibit 32(a)



                                 TXU GAS COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO


      The undersigned, M.S. Greene, Vice Chairman of the Board and Chief Executive of TXU Gas Company (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 13th day of August, 2004.





                                    /s/  M. S. Greene
                              ------------------------------------------------
                              Name:    M.S. Greene
                              Title:   Vice Chairman of the Board and
                                       Chief Executive





A signed original of this written statement required by Section 906 has been provided to TXU Gas Company and will be retained by TXU Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.